Exhibit 99.1

John W. Paxton, Sr	April 12, 2011

To CEO, Nelson Ludlow:

I extend my resignation effective April 15, 2011 as a Director of Intellicheck Mobilisa.

I am resigning for personal reasons. I believe Intellicheck is a good healthy company, and has a bright future. I wish the IDN team much success.

Sincerely,

John W. Paxton, Sr

Dear John,

We thank you for your tireless service to Intellicheck Mobilisa. The entire Board of Directors will miss your support, insight, and critical thinking. You are leaving the company in a better position than when you joined us. A sincere thank you! We wish you the best in your future endeavors.

Respectfully,

Nelson Ludlow